Pangaea Logistics Solutions Ltd. Reports Financial Results for the Quarter Ended September 30, 2022
NEWPORT, RI - November 9, 2022 - Pangaea Logistics Solutions Ltd. (“Pangaea” or the “Company”) (NASDAQ: PANL), a global provider of comprehensive maritime logistics solutions, announced today its results for the three months ended September 30, 2022.
THIRD QUARTER 2022 RESULTS
(As compared to the Third Quarter 2021)

•Total revenue decreased 13% year over year to $184.5 million; voyage revenue decreased 7% year over year
•Net income attributable to Pangaea of $18.8 million, or $0.42 per diluted share, a decline of 30% y/y
- Adjusted net income attributable to Pangaea of $23.3 million, or $0.52 per diluted share, an increase of 8% y/y
•Adjusted EBITDA of $38.5 million, an increase of 14% y/y
•Operating cash flow of $32.6 million, an increase of 41% y/y
•Time Charter Equivalent ("TCE") rates earned by Pangaea of $24,107 per day, a decline of 16% y/y
•Cash and cash equivalents of $117.9 million, an increase of $68.8 million y/y
•Ratio of net debt to trailing twelve-month Adjusted EBITDA of 1.2x

For the third quarter ended September 30, 2022, Pangaea reported non-GAAP adjusted net income of $23.3 million, or $0.52 per diluted share, on total revenue of $184.5 million. Third quarter TCE rates declined 16.2% on a year-over-year basis, while total shipping days, which include both voyage and time charter days, declined 14.2% to 4,553 days, when compared to the year-ago period. In a declining market, Pangaea’s flexible business plan turns defensive, with high cost chartered in ships redelivered to be later replaced by lower market cost tonnage to be utilized in the Company’s cargo trades.

The TCE earned was $24,107 per day for the three months ended September 30, 2022, compared to an average of $28,770 per day for the same period in 2021. During the third quarter 2022, the Company’s average TCE rate exceeded the benchmark average Baltic Panamax and Supramax indices by approximately 41%, supported by Pangaea’s long-term contracts of affreightment ("COAs"), specialized fleet, and cargo-focused strategy.

Total Adjusted EBITDA increased 14% to $38.5 million in the third quarter due to more owned ship days from a larger owned fleet and a decline in charter-hire expenses, given lower market rates, partially offset by fewer shipping days. Third quarter Adjusted EBITDA margin increased to 20.9%, when compared to the year-ago period.

As of September 30, 2022, the Company had $117.9 million in cash and equivalents. Total debt, including lease finance obligations was $298 million. At the end of the third quarter 2022, the ratio of net debt to trailing twelve-month adjusted EBITDA was 1.2x. During the nine months ended September 30, 2022, the Company repaid $12.2 million of long-term debt, $11.8 million of finance leases, $5.0 million of other long-term liabilities and paid $9.0 million of cash dividends.

The Company's Board of Directors declared a quarterly cash dividend of $0.10 per common share, to be paid on December 15, 2022, to all shareholders of record as of December 1, 2022.

STRATEGIC UPDATE

Pangaea remains committed to developing a leading dry bulk logistics and transportation services company of scale, providing its customers with specialized shipping and supply chain and logistics offerings in commodity and niche markets, which drive premium returns.

Leverage integrated shipping and logistics model. In addition to operating the largest high ice class dry bulk fleet of panamax and post-panamax vessels globally, Pangaea also performs stevedoring services, together with port and terminal operations capabilities. During the third quarter, the Company continued to expand its logistics offering to new and existing customers; collaborated with multiple third-party freight and logistics providers to transport 140,000 tons of coal to a power plant operator in the northeastern United States; provided stevedoring and terminal services to an offshore cable installation vessel; discharged 13,000 tons of cement in super-sack bags in Texas; provided lay berth and support services for a wind farm commissioning service operations vessel (“CSOV”) at our berth at Brayton Point in Somerset, Massachusetts; and, was awarded a stevedoring license in the Port of Freeport, Texas.

Continue to drive strong fleet utilization. In the third quarter, Pangaea’s ten ice class 1A panamax and post-panamax vessels were fully deployed and trading in the Arctic under ten-year contracts that utilize approximately 35% of annual available days. This is the first year of full operation of all four post-panamax ships the Company built specifically for this service, which were delivered in 2021.

Continue to upgrade fleet, while divesting of older, non-core assets. In August 2022, the Company acquired the Bulk Sachuest, a 2010 Hyundai Vinashin shipyard-built 56,000 dwt dry bulk vessel, in the second-hand market for $16.6 million. With this acquisition, Pangaea now owns 25 ships, while continuing to operate a total fleet of approximately 55 vessels in worldwide trades. Looking ahead, the Company intends to opportunistically manage its fleet with the purpose of maximizing TCE rates, while continuing to support client requirements on an on-demand basis.

MANAGEMENT COMMENTARY

“Our diverse portfolio of stable, long-term transportation contracts, leading positions in higher-margin ice-class trade routes and improved fleet utilization culminated in a strong third quarter performance, one highlighted by significant year-over-year growth in operating cash flow and Adjusted EBITDA,” stated Mark Filanowski, Chief Executive Officer of Pangaea Logistics Solutions. “During the third quarter, all ten of our modern, Ice Class 1A vessels were active within premium-rate ice trades, contributing to a reported TCE rate that was 41% above the broader market benchmark. While most dry-bulk trades experienced typical levels of seasonal softness during the summer months, demand within our core Ice Class routes was solid, positioning us to deliver another consecutive quarter of profitability.”

“During a period of broader rate volatility, we continue to manage market risk through a combination of strategic COAs, increased backhaul activity, integrated logistics capabilities and expansion of our owned fleet. In October, we took delivery of the newest addition to our owned fleet, the M/V Bulk Sachuest, a 55,618 dwt supramax,” continued Filanowski. “Bulk Sachuest is currently in service and is expected to contribute positively to both operating cash flow and net income beginning in the fourth quarter of 2022.”

“With more than 90% of our long-term debt sitting at a blended fixed rate of less than 5.1%, we are well insulated from a rising interest rate environment,” noted Filanowski. “We ended the third quarter with cash and equivalents of $118 million, an increase of nearly $62 million from the beginning of the year, while our ratio of net debt to trailing twelve-month adjusted EBITDA was 1.2x at end of the third quarter. Entering the fourth quarter, our business remains strong, and our strategy remains consistent, supported by stable cash flow generation across our niche shipping and logistics markets. We will continue to be opportunistic and are well positioned for any market scenario.”

THIRD QUARTER 2022 CONFERENCE CALL

The Company’s management team will host a conference call to discuss the Company’s financial results on Thursday, November 10, 2022 at 8:30 a.m., Eastern Time (ET). Accompanying presentation materials will be available in the Investor Relations section of the Company’s website at https://www.pangaeals.com/investors/. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

To participate in the live teleconference:

Domestic Live: 1-877-269-7751
International Live: 1-201-389-0908

To listen to a replay of the teleconference, which will be available through November 24, 2022:

Domestic Replay: 1-844-512-2921
International Replay: 1-412-317-6671
Conference ID: 13733405

Pangaea Logistics Solutions Ltd.
Consolidated Statements of Operations
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues:
Voyage revenue	$173,167,990	$186,352,802	$522,693,814	$411,978,482
Charter revenue	11,309,147	26,676,433	49,089,682	71,567,645
Total revenue	184,477,137	213,029,235	571,783,496	483,546,127
Expenses:
Voyage expense	74,716,194	60,405,741	207,874,485	154,357,377
Charter hire expense	50,750,809	103,721,059	194,175,432	219,960,415
Vessel operating expense	15,361,640	11,753,951	41,479,173	30,022,420
General and administrative	5,776,666	4,442,064	16,195,441	14,676,755
Depreciation and amortization	7,365,561	7,163,479	21,960,413	16,451,303
Loss on impairment of vessels	—	—	3,007,809	—
Loss on sale of vessels	—	—	318,032	—
Total expenses	153,970,870	187,486,294	485,010,785	435,468,270

Income from operations	30,506,267	25,542,941	86,772,711	48,077,857

Other income (expense):
Interest expense, net	(4,116,319)	(2,416,677)	(11,122,224)	(6,994,593)
Income attributable to Non-controlling interest recorded as long-term liability interest expense	(2,418,844)	(325,742)	(5,961,851)	(775,487)
Unrealized (loss) gain on derivative instruments, net	(4,508,758)	5,344,327	(510,093)	13,670,475
Other income	298,679	550,781	517,117	801,743
Total other (expense) income, net	(10,745,242)	3,152,689	(17,077,051)	6,702,138

Net income	19,761,025	28,695,630	69,695,660	54,779,995
Income attributable to non-controlling interests	(972,611)	(1,700,399)	(5,706,848)	(2,703,318)
Net income attributable to Pangaea Logistics Solutions Ltd.	$18,788,414	$26,995,231	$63,988,812	$52,076,677

Earnings per common share:
Basic	$0.42	$0.61	$1.44	$1.18
Diluted	$0.42	$0.60	$1.43	$1.16

Weighted average shares used to compute earnings per common share:
Basic	44,415,575	44,004,980	44,386,628	43,994,726
Diluted	44,640,278	44,927,456	44,624,228	44,704,303

Pangaea Logistics Solutions Ltd.
Consolidated Balance Sheets

	September 30, 2022	December 31, 2021
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$117,948,614	$56,208,902
Accounts receivable (net of allowance of $3,273,083 and $1,990,459 at September 30, 2022 and December 31, 2021, respectively)	42,343,295	54,259,265
Bunker inventory	30,651,975	27,147,760
Advance hire, prepaid expenses and other current assets	31,741,934	46,347,687
Total current assets	222,685,818	183,963,614

Fixed assets, net	465,137,127	471,912,810
Advances for vessel purchases	1,710,000	1,990,000
Finance lease right of use assets, net	44,880,530	45,195,759
Other non-current Assets	4,497,445	3,961,823
Total assets	$738,910,920	$707,024,006

Liabilities and stockholders' equity
Current liabilities
Accounts payable, accrued expenses and other current liabilities	$44,491,725	$49,154,439
Related party notes payable	—	242,852
Deferred revenue	17,233,861	32,205,312
Current portion of secured long-term debt	12,916,094	15,443,115
Current portion of finance lease liabilities	16,261,356	14,479,803
Dividend payable	197,741	213,765
Total current liabilities	91,100,777	111,739,286

Secured long-term debt, net	96,447,396	105,836,797
Finance lease liabilities, net	172,496,539	170,959,553
Long-term liabilities - other	21,268,827	17,806,976

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized and no shares issued or outstanding	—	—
Common stock, $0.0001 par value, 100,000,000 shares authorized; 45,922,692 shares issued and outstanding at September 30, 2022; 45,617,840 shares issued and outstanding at December 31, 2021	4,592	4,562
Additional paid-in capital	162,704,593	161,534,280
Retained earnings	140,702,171	85,663,375
Total Pangaea Logistics Solutions Ltd. equity	303,411,356	247,202,217
Non-controlling interests	54,186,025	53,479,177
Total stockholders' equity	357,597,381	300,681,394
Total liabilities and stockholders' equity	$738,910,920	$707,024,006

Pangaea Logistics Solutions, Ltd.
Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
	2022	2021
Operating activities	Unaudited	Unaudited
Net income	$69,695,660	$54,779,995
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization expense	21,960,413	16,451,303
Amortization of deferred financing costs	764,897	676,109
Amortization of prepaid rent	91,453	86,442
Unrealized loss (gain) on derivative instruments	510,093	(13,670,475)
Income from equity method investee	(517,117)	(801,743)
Earnings attributable to non-controlling interest recorded as other long term liability	5,961,851	775,487
Provision for doubtful accounts	1,282,624	193,860
Loss on impairment of vessels	3,007,809	—
Loss on sale of vessel	318,032	—
Drydocking costs	(5,972,024)	(7,616,318)
Share-based compensation	1,457,972	1,734,958
Change in operating assets and liabilities:
Accounts receivable	10,633,346	(12,343,647)
Bunker inventory	(3,504,215)	(8,915,026)
Advance hire, prepaid expenses and other current assets	14,095,660	(19,146,819)
Accounts payable, accrued expenses and other current liabilities	(2,946,749)	18,487,297
Deferred revenue	(14,971,451)	11,985,858
Net cash provided by operating activities	101,868,254	42,677,281

Investing activities
Purchase of vessels and vessel improvements	(18,370,977)	(159,710,150)
Advances for vessel purchases	(1,710,000)	—
Write off (Purchase) of fixed assets and equipment	187,638	(137,874)
Contribution to non-consolidated subsidiaries	(18,505)	—
Proceeds from sale of vessels	8,400,000	—
Net cash used in investing activities	(11,511,844)	(159,848,024)

Financing activities
Proceeds from long-term debt	—	79,150,000
Payments of financing fees and issuance costs	(331,317)	(1,992,346)
Payments of long-term debt	(12,223,052)	(58,614,319)
Proceeds from finance leases	15,000,000	109,125,739
Payments of finance lease obligations	(11,808,661)	(6,482,397)
Payments of other long-term liabilities	(5,000,000)	(2,500,000)
Dividends paid to non-controlling interests	(5,000,000)	(3,333,334)
Accrued common stock dividends paid	(8,966,039)	(3,992,500)
Cash paid for incentive compensation shares relinquished	(287,629)	(129,190)
Contributions from non-controlling interest recorded as long-term liability	—	6,901,911
Payments to non-controlling interest recorded as long-term liability	—	(195,597)
Net cash (used in) provided by financing activities	(28,616,698)	117,937,967

Net increase in cash and cash equivalents	61,739,712	767,224
Cash and cash equivalents at beginning of period	56,208,902	48,397,216
Cash and cash equivalents at end of period	$117,948,614	$49,164,440

Pangaea Logistics Solutions Ltd.
Reconciliation of Non-GAAP Measures
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net Transportation and Service Revenue
Gross Profit	$36,301,324	$30,003,396	$106,349,167	$62,836,408
Add:
Vessel Depreciation and Amortization	7,347,170	7,145,088	21,905,239	16,369,507
Net transportation and service revenue	$43,648,494	$37,148,484	$128,254,406	$79,205,915

Adjusted EBITDA
Net Income	19,761,025	28,695,630	69,695,660	54,779,995
Interest expense, net	4,116,319	2,416,677	11,122,224	6,994,593
Income attributable to Non-controlling interest recorded as long-term liability interest expense	2,418,844	325,742	5,961,851	775,487
Depreciation and amortization	7,365,561	7,163,479	21,960,413	16,451,303
EBITDA	33,661,749	38,601,528	108,740,148	79,001,378
Non-GAAP Adjustments:
Loss on impairment of vessels	—	—	3,007,809	—
Loss on sale of vessels	—	—	318,032	—
Share-based compensation	319,188	369,224	1,457,972	1,734,958
Unrealized loss (gain) on derivative instruments, net	4,508,758	(5,344,327)	510,093	(13,670,475)
Adjusted EBITDA	$38,489,695	$33,626,425	$114,034,054	$67,065,861

Earnings Per Common Share
Net income attributable to Pangaea Logistics Solutions Ltd.	$18,788,414	$26,995,231	$63,988,812	$52,076,677

Weighted average number of common shares outstanding - basic	44,415,575	44,004,980	44,386,628	43,994,726
Weighted average number of common shares outstanding - diluted	44,640,278	44,927,456	44,624,228	44,704,303

Earnings per common share - basic	$0.42	$0.61	$1.44	$1.18
Earnings per common share - diluted	$0.42	$0.60	$1.43	$1.16

Adjusted EPS
Net Income attributable to Pangaea Logistics Solutions Ltd.	$18,788,414	$26,995,231	$63,988,812	$52,076,677
Non-GAAP
Add: loss on impairment of vessels	—	—	3,007,809	—
Loss on sale of vessels	—	—	318,032	—
Unrealized loss (gain) on derivative instruments	4,508,758	(5,344,327)	510,093	(13,670,475)
Non-GAAP adjusted net income attributable to Pangaea Logistics Solutions Ltd.	$23,297,172	$21,650,904	$67,824,746	$38,406,202

Weighted average number of common shares - basic	44,415,575	44,004,980	44,386,628	43,994,726
Weighted average number of common shares - diluted	44,640,278	44,927,456	44,624,228	44,704,303

Adjusted EPS - basic	$0.52	$0.49	$1.53	$0.87
Adjusted EPS - diluted	$0.52	$0.48	$1.52	$0.86

INFORMATION ABOUT NON-GAAP FINANCIAL MEASURES. As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our consolidated financial statements prepared and presented in accordance with GAAP, this earnings release discusses non-GAAP financial measures, including non-GAAP net revenue and non-GAAP adjusted EBITDA. This is considered a non-GAAP financial measure as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use non-GAAP financial measures for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that non-GAAP financial measures provide meaningful supplemental information regarding the performance of our core business by excluding charges that are not incurred in the normal course of business. Non-GAAP financial measures also facilitate management's internal planning and comparisons to our historical performance and liquidity. We believe certain non-GAAP financial measures are useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and are used by our institutional investors and the analyst community to help them analyze the performance and operational results of our core business.

Gross Profit. Gross profit represents total revenue less net transportation and service revenue and less vessel depreciation and amortization.

Net transportation and service revenue. Net transportation and service revenue represents total revenue less the total direct costs of transportation and services, which includes charter hire, voyage and vessel operating expenses. Net transportation and service revenue is included because it is used by management and certain investors to measure performance by comparison to other logistic service providers. Net transportation and service revenue is not an item recognized by the generally accepted accounting principles in the United States of America, or U.S. GAAP, and should not be considered as an alternative to net income, operating income, or any other indicator of a company's operating performance required by U.S. GAAP. Pangaea’s definition of net transportation and service revenue used here may not be comparable to an operating measure used by other companies.

Adjusted EBITDA and adjusted EPS. Adjusted EBITDA represents net income (or loss), determined in accordance with U.S. GAAP, excluding interest expense, income taxes, depreciation and amortization, loss on impairment, loss on sale and leaseback of vessels, share-based compensation and other non-operating income and/or expense, if any. Earnings per share represents net income divided by the weighted average number of common shares outstanding. Adjusted earnings per share represents net income attributable to Pangaea Logistics Solutions Ltd. plus, when applicable, loss on sale of vessel, loss on sale and leaseback of vessel, loss on impairment of vessel, unrealized gains and losses on derivative instruments, and certain non-recurring charges, divided by the weighted average number of shares of common stock.

There are limitations related to the use of net revenue versus income from operations, adjusted EBITDA versus income from operations, and adjusted EPS versus EPS calculated in accordance with GAAP. In particular, Pangaea’s definition of adjusted EBITDA used here are not comparable to EBITDA.

The table set forth above provides a reconciliation of the non-GAAP financial measures presented during the period to the most directly comparable financial measures prepared in accordance with GAAP.

About Pangaea Logistics Solutions Ltd.

Pangaea Logistics Solutions Ltd. (NASDAQ: PANL) provides logistics services to a broad base of industrial customers who require the transportation of a wide variety of dry bulk cargoes, including grains, pig iron, hot briquetted iron, bauxite, alumina, cement clinker, dolomite, and limestone. The Company addresses the transportation needs of its customers with a comprehensive set of services and activities, including cargo loading, cargo discharge, vessel chartering, and voyage planning. Learn more at www.pangaeals.com.

Investor Relations Contacts

Gianni Del Signore	Stefan C. Neely
Chief Financial Officer	Vallum Advisors
401-846-7790
Investors@pangaeals.com	PANL@val-adv.com

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are based on our current expectations and beliefs and are subject to a number of risk factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company disclaims any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise, except as required by law. Such risks and uncertainties include, without limitation, the strength of world economies and currencies, general market conditions, including fluctuations in charter rates and vessel values, changes in demand for dry bulk shipping capacity, changes in our operating expenses, including bunker prices, dry-docking and insurance costs, the market for our vessels, availability of financing and refinancing, charter counterparty performance, ability to obtain financing and comply with covenants in such financing arrangements, changes in governmental rules and regulations or actions taken by regulatory authorities, potential liability from pending or future litigation, general domestic and international political conditions, potential disruption of shipping routes due to accidents or political events, vessels breakdowns and instances of off-hires and other factors, as well as other risks that have been included in filings with the Securities and Exchange Commission, all of which are available at www.sec.gov.